Exhibit 99.2

Resolution of Non-Compliance with the NYSE Rules

CENTENNIAL, Colo., December 11, 2024 -- NUBURU, Inc. (“NUBURU” or the “Company”) (NYSE American: BURU), a leading innovator in high-power and high-brightness industrial blue laser technology, today announced it received from NYSE Regulation a Warning Letter (the “Letter”) as provided under Section 1009(a) of the NYSE American LLC Company Guide (the “Company Guide”) describing violations by the Company of Sections 301 and 713 of the Company Guide. Section 301 of the Company Guide prohibits a listed company from issuing, or authorizing its transfer agent or registrar to issue or register, additional securities of a listed class until it has filed an application for the listing of such additional securities and received notification from the NYSE American that the securities have been approved for listing. Section 713 of the Company Guide requires stockholder approval when additional shares to be issued in connection with a transaction involve the sale, issuance, or potential issuance of common stock (or securities convertible into common stock) equal to 20% or more of outstanding stock for less than the greater of book or market value of the stock. As noted in the Letter, the Company issued approximately 4.6 million common shares between May 2024 and August 2024 in connection with the conversion of certain convertible promissory notes that NYSE has determined were in violation of these provisions.

The Company is implementing additional controls to avoid violations of such NYSE rules in the future.

The Company has been advised by NYSE Regulation that, following the filing of this press release and the associated Current Report on Form 8-K, this matter is resolved.

About NUBURU

Founded in 2015, NUBURU, Inc. (NYSEAM: BURU) is a developer and manufacturer of industrial blue lasers that leverage fundamental physics and high-brightness, high-power design to produce higher quality welds and parts at a faster rate than current lasers can produce for laser welding and additive manufacturing of copper, gold, aluminum and other industrially important metals. NUBURU’s industrial blue lasers produce minimal to defect-free welds at a rate that is up to eight times faster than traditional welding methods — all with the flexibility inherent to laser processing. For more information, please visit www.nuburu.net.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release may be forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “seek,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. Forward-looking statements in this press release include, among other things, developments with our Board of Directors and our compliance with Exchange listing standards. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by NUBURU and its management, are inherently uncertain and many factors may cause the company’s actual results to differ materially from current expectations which include, but are not limited to: (1) the ability to continue to meet the Exchange’s listing standards; (2) failure to achieve expectations regarding its product development and pipeline; (3) the inability to access sufficient capital to operate as anticipated; (4) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that NUBURU may be adversely affected by other economic, business and/or competitive factors; (7) volatility in the financial system and markets caused by geopolitical and economic factors; (8) failing to realize benefits from the partnership with GE Additive; and (9) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in NUBURU’s most recent periodic report on Form 10-K or Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. NUBURU does not give any assurance that it will achieve its expected results. NUBURU assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

Contact:

Investor Relations:
NUBURU, Inc.

ir@nuburu.net

(720) 767-1400